Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-13511 and No. 333-136984) of Universal Stainless & Alloy Products, Inc. of our report dated September 29, 2009 relating to the financial statements of the Universal Stainless & Alloy Products, Inc. 1996 Employee Stock Purchase Plan, which appears in this Form 11-K.

/s/ Schneider Downs & Co., Inc.
Schneider Downs & Co., Inc.
Pittsburgh, Pennsylvania

September 29, 2009